Exhibit 99.1

TerraForm Power to Acquire Large-Scale U.S. Distributed Generation Platform

Investment Highlights

•	Acquisition is expected to add ~320 megawatts of distributed generation assets in 20 states and in the District of Columbia

•	Expected to grow TerraForm Power’s distributed generation portfolio to ~750 megawatts, making it one of the largest distributed generation businesses in the United States

•	Portfolio consists of recently constructed assets that have an average remaining power purchase agreement term of ~17 years with investment grade off-takers

•	Transaction will be permanently funded through project financing with investment grade metrics and capital recycling, including the sale of minority interests in identified wind assets

•	Expect transaction to be modestly accretive to CAFD with ability to drive additional cash flow growth through operational and commercial synergies

NEW YORK, NY, July 22, 2019 (GLOBE NEWSWIRE) -- TerraForm Power, Inc. (Nasdaq: TERP) (“TerraForm Power”) today announced that it has entered into a definitive agreement to acquire a high-quality, unlevered distributed generation platform with up to ~320 megawatt of capacity in the United States from subsidiaries of AltaGas Ltd (TSX: ALA) for a total purchase price of $720 million.

“Following the close of this transaction, TerraForm Power is expected to own one of the largest portfolios of distributed generation in the United States. The acquisition will increase TerraForm Power’s average contract duration to 14 years and enhance its resource diversity.” said John Stinebaugh, CEO of TerraForm Power. “Furthermore, this demonstrates our strategy of recycling capital from stabilized assets with limited opportunities for further value creation into newly acquired assets that meet our return targets and have commercial and operational upside that we can extract through our integrated operating platform.”

Transaction Highlights

•
High quality asset base in attractive markets. The portfolio represents one of the largest distributed generation platforms in the United States, comprised of ~291 megawatts of commercial and industrial solar assets, ~21 megawatts of residential solar assets and ~10 megawatts of fuel cells. Diversified across 20 states and in the District of Columbia and with over 100 commercial and industrial customers, the portfolio is comprised of assets with an average age of 3.5 years that have power purchase agreements with an average investment grade credit rating of A+/A2 and an average remaining term of over 17 years.

•
Attractive upside potential. TerraForm Power’s business plan is to extract incremental value from the portfolio by cross-selling additional products such as storage and back-up generation to its commercial and industrial customers and reducing operating and maintenance costs by leveraging the scale of what will be a combined ~750 megawatts distributed generation portfolio.

•
Accretive recycling of capital. TerraForm Power will seek to finance its equity investment by opportunistically selling minority interests in stabilized wind assets for which there is a limited opportunity to add additional value going forward. TerraForm Power expects the acquisition to be modestly accretive to CAFD in 2020 and over the next five years.

•	Attractive returns. TerraForm Power expects to generate returns on equity on this investment within its targeted range of 9% to 11%.

Funding

TerraForm Power plans to initially fund the acquisition with a $475 million bridge facility and draws on its corporate revolver. Permanent financing is expected to be comprised of ~$475 million of project-level debt on this unlevered portfolio that is sized to investment grade metrics and proceeds of ~$245 million from the sale of minority interests in identified North American wind assets.

Timing

The transaction is subject to customary closing conditions and is expected to close in the third quarter of 2019.

About TerraForm Power

TerraForm Power acquires, owns and operates a best-in-class renewable power portfolio of solar and wind assets located in North America and Western Europe. TerraForm Power is the owner and operator of an over 3,700 megawatt diversified portfolio of high-quality solar and wind assets underpinned by long-term contracts. TerraForm Power is listed on the Nasdaq stock exchange (Nasdaq: TERP). It is sponsored by Brookfield Asset Management, Inc., a leading global alternative asset manager with more than $365 billion of assets under management.

For more information about TerraForm Power, please visit: www.terraformpower.com.

Contacts for Investors / Media:

Chad Reed
TerraForm Power
investors@terraform.com

Safe Harbor Disclosure

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks, and uncertainties and typically include words or variations of words such as “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “estimate,” “predict,” “project,” “opportunities,” “goal,” “guidance,” “outlook,” “initiatives,” “objective,” “forecast,” “target,” “potential,” “continue,” “would,” “will,” “should,” “could,” or “may” or other comparable terms and phrases. All statements that address operating performance, events, or developments that TerraForm Power expects or anticipates will occur in the future are forward-looking statements. They may include estimates of expected cash available for distribution, dividend growth, CAFD accretion, earnings, revenues, income, loss, capital expenditures, liquidity, capital structure, margin enhancements, cost savings, future growth, financing arrangements and other financial performance items (including future dividends per share), descriptions of management’s plans or objectives for future operations, products, or services, or descriptions of assumptions underlying any of the above. Forward-looking statements provide TerraForm Power’s current expectations or predictions of future conditions, events, or results and speak only as of the date they are made. Although TerraForm Power believes its expectations and assumptions are reasonable, it can give no assurance that these expectations and assumptions will prove to have been correct and actual results may vary materially.

Important factors that could cause actual results to differ materially from TerraForm Power’s expectations, or cautionary statements, include but are not limited to, risks related to weather conditions at our wind and solar assets; the willingness and ability of counterparties to fulfill their obligations under offtake agreements; price fluctuations, termination provisions and buyout provisions in offtake agreements; our ability to enter into contracts to sell power on acceptable prices and terms, including as our offtake agreements expire; government regulation, including compliance with regulatory and permit requirements and changes in tax laws, market rules, rates, tariffs, environmental laws and policies affecting renewable energy; our ability to compete against traditional utilities and renewable energy companies; pending and future litigation; our ability to successfully close the acquisition of, and integrate the projects that we expect to acquire from, third parties, including the distributed generation portfolio that we have agreed (subject to certain terms and conditions and post-closing adjustments) to acquire from subsidiaries of AltaGas Ltd.; our ability to successfully achieve expected synergies and to successfully execute on the funding plan for such acquisition including our ability to successfully close any contemplated capital recycling initiatives; our ability, and the ability of the seller, to secure all third party and regulatory consents related to such acquisition; our ability to realize the anticipated benefits from such acquisition; our ability to implement and realize the benefit of our cost and performance enhancement initiatives and our ability to realize the anticipated benefits from such initiatives; risks related to the ability of our hedging activities to adequately manage our exposure to commodity and financial risk; risks related to our operations being located internationally, including our exposure to foreign currency exchange rate fluctuations and political and economic uncertainties; the regulated rate of return of renewable energy facilities in our Regulated Wind and Solar segment, a reduction of which could have a material negative impact on our results of operations; the condition of the debt and equity capital markets and our ability to borrow additional funds and access capital markets, as well as our substantial indebtedness and the possibility that we may incur additional indebtedness in the future; operating and financial restrictions placed on us and our subsidiaries related to agreements governing indebtedness; our ability to identify or consummate any future acquisitions, including those identified by Brookfield; our ability to grow and make acquisitions with cash on hand, which may be limited by our cash dividend policy; risks related to the effectiveness of our internal control over financial reporting; and risks related to our relationship with Brookfield, including our ability to realize the expected benefits of sponsorship.

TerraForm Power disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions, factors, or expectations, new information, data, or methods, future events, or other changes, except as required by law. The foregoing list of factors that might cause results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties which are described in TerraForm Power’s Form 10-K for the fiscal year ended December 31, 2018, as well as additional factors it may describe from time to time in other filings with the Securities and Exchange Commission. TerraForm Power operates in a competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and you should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.